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                              [TERRA LETTERHEAD]
                                                                       EXHIBIT 1
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News Release
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For Immediate Release                                   Contact: Paula C. Norton
                                                                  (712) 277-5438

EXPLOSION OCCURS AT TERRA INDUSTRIES' PORT NEAL AMMONIA PLANT

Sioux City, Iowa (December 13, 1994)--Terra Industries Inc. (NYSE symbol: TRA) announced that at approximately 6:00 A.M. today a major explosion occurred at one of its five nitrogen fertilizer production plants. The affected facility is located in Port Neal, Iowa, about 16 miles south of Sioux City. Five fatalities and a dozen injuries have been confirmed.

Terra's President and CEO, Burton Joyce, said, "We are most concerned about our employees and their families; our initial efforts are directed to helping them. Secondly, we are cooperating with local emergency teams to contain the situation so that we can begin a thorough investigation concerning the cause and extent of damages which are not known at this time."

Additional details will be released as they become available.

This explosion has no effect on the business operations of Terra Nitrogen Company, L.P.

Terra Industries is a leading marketer and producer of nitrogen-based plant nutrients, crop protection products, seed and services for agricultural, turf, ornamental and other growers. Terra also produces nitrogen products and methanol for industrial customers.

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